Exhibit 10(3)












                          THE MEAD CORPORATION
                     SECTION 415 EXCESS BENEFIT PLAN
                     -------------------------------
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                             TABLE OF CONTENTS



SECTION 1 - GENERAL. . . . . . . . . . . . . . . . . . . . . . . . .   1
      1.1   History and Purpose. . . . . . . . . . . . . . . . . . .   1
      1.2   Plan Funding and Administration. . . . . . . . . . . . .   1
      1.3   Applicable Law . . . . . . . . . . . . . . . . . . . . .   1
      1.4   Gender and Number. . . . . . . . . . . . . . . . . . . .   2
      1.5   Assignment . . . . . . . . . . . . . . . . . . . . . . .   2
      1.6   Plan Year. . . . . . . . . . . . . . . . . . . . . . . .   2

SECTION 2 - PARTICIPATION. . . . . . . . . . . . . . . . . . . . . .   2
      2.1   Eligibility for Participation. . . . . . . . . . . . . .   2
      2.2   Participation Not Contract of Employment . . . . . . . .   2

SECTION 3 - DETERMINATION OF SECTION 415 EXCESS BENEFIT AMOUNT . . .   2
      3.1   Section 415 Excess Benefit Amount. . . . . . . . . . . .   2
      3.2   Unlimited Accrued Benefit. . . . . . . . . . . . . . . .   3
      3.3   Qualified Accrued Benefit. . . . . . . . . . . . . . . .   3

SECTION 4 - DISTRIBUTION OF SECTION 415 EXCESS BENEFIT . . . . . . .   3
      4.1   Distribution to a Participant. . . . . . . . . . . . . .   3
      4.2   Distribution to a Surviving Spouse . . . . . . . . . . .   4
      4.3   Distribution in Discretionary Form . . . . . . . . . . .   4
      4.4   Distribution to a Beneficiary. . . . . . . . . . . . . .   5
      4.5   ECAP Credit in Lieu of Distribution. . . . . . . . . . .   5
      4.6   Distribution of Incapacitated Persons. . . . . . . . . .   6

SECTION 5 - DISPUTE RESOLUTION . . . . . . . . . . . . . . . . . . .   6
      5.1   Notice of Denial . . . . . . . . . . . . . . . . . . . .   6
      5.2   Notice of Appeal . . . . . . . . . . . . . . . . . . . .   6
      5.3   Decision on Appeal . . . . . . . . . . . . . . . . . . .   7

SECTION 6 - AMENDMENT AND TERMINATION. . . . . . . . . . . . . . . .   7

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          THE MEAD CORPORATION SECTION 415 EXCESS BENEFIT PLAN
          ----------------------------------------------------

SECTION 1 - GENERAL
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      1.1   History and Purpose.  Effective January 1, 1976,  THE MEAD
            -------------------
CORPORATION, an Ohio corporation ("Mead") established The Mead Excess Benefits Plan (the "Prior Plan"). The Prior Plan was subsequently amended and restated, effective May 1, 1979, amended, effective November 1, 1986, and again amended and restated, effective October 27, 1988. The following provisions constitute an amendment, restatement and continuation of the portion of the Prior Plan that is intended to be an "excess plan" (as defined in Section 3(36) of the Employee Retirement Income Security Act of 1974 ("ERISA")) into a separate plan which shall be effective January 1, 1996, and shall be known as THE MEAD CORPORATION SECTION 415 EXCESS BENEFIT PLAN (the "Plan"). The sole purpose of the Plan is to supplement the amount of the "Pension" (as defined in the Mead Retirement Plan) payable to or on account of any employee or former employee of Mead or of any "Affiliate" (as defined below) from The Mead Retirement Plan to the extent, if any, that the amount of his Pension is limited by application of the provisions of section 415 of the Internal Revenue Code of 1986 (the "Code"). Mead and such Affiliates are sometimes referred to below individually, as an "Employer" and, collectively, as the "Employers." The term "Affiliate" means any entity during the period that it is, along with Mead, a member of a controlled group of corporations, a controlled group of trades and businesses, an affiliated service group or any other entity designate by the Secretary of the Treasury (as described in sections 414(b), 414(c), 414(m), and 414(o), respectively, of the Code.

      1.2  Plan Funding and Administration.  The benefits payable under
            ------------------------------
the Plan are unfunded and are payable, when due, from the general assets of the Employers or, in the sole discretion of the Compensation Committee of the Board of Directors of Mead (the "Committee"), from the assets of a benefit trust, the assets of which shall be subject to the claims of the unsecured general creditors of the Employers. Notwithstanding the foregoing, in the event of a "Potential Change in Control" (as defined in Section 3.02 of Benefit Trust Agreement, a trust agreement established January 9, 1987 by and between Mead and Society Bank, National Association) the provisions of Benefit Trust Agreement shall become operative with respect to the Plan.
The Plan shall be administered by the Vice-President-Human Resources of Mead (the "Administrator") who shall have the rights, powers and duties with respect to the Plan that are hereinafter set forth.

      1.3  Applicable Law.  The Plan will be construed and administered in
            -------------
accordance with the laws of the State of Ohio to the extent that those laws are not preempted by the laws of the United States of America.

      1.4  Gender and Number.  Where the context admits, words in any
            ----------------
gender will include any other gender, words in the singular will include the plural and words in the plural will include the singular.

      1.5  Assignment.  No Plan right or interest of any person under the
            ---------
Plan shall be assignable or transferable, in whole or in part, either directly or otherwise, including without limitation thereto, by execution, levy, attachment, garnishment, pledge or in any other manner, but excluding transfers by reason of death or mental incompetency; no attempted assignment or transfer thereof shall

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be effective; and no such right or interest shall be liable for, or subject to, any obligation or liability of any person.

      1.6   Plan Year.  The term "Plan Year" means the calendar year.
            ---------

SECTION 2 - PARTICIPATION
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      2.1   Eligibility for Participation.  An employee shall become a
            -----------------------------
Participant in the Plan on the date on which he first has a "Section 415 Excess Benefit" (as defined in subsection 3.1).

      2.2   Participation Not Contract of Employment.  The Plan does not
            ----------------------------------------
constitute a contract of employment and participation in the Plan will not give any employee the right to be retained in the employ of the Employers or Affiliates nor give any person any right or claim to any benefit under the terms of the Plan unless such right or claim has specifically accrued under the terms of the Plan.

SECTION 3 - DETERMINATION OF SECTION 415 EXCESS BENEFIT AMOUNT
- --------------------------------------------------------------
      3.1   Section 415 Excess Benefit Amount.  A Participant's "Section
            ---------------------------------
415 Excess Benefit" as at any date is an amount, if any, payable under this Plan commencing on the Participant's "Normal Retirement Date" (as defined in The Mead Retirement Plan), which, when expressed as an annual amount payable as a single life annuity, is equal to the amount determined by reducing the amount of his "Unlimited Accrued Benefit" (as defined in subsection 3.2) as of that date by the amount of his "Qualified Accrued Benefit" (as defined in subsection 3.3) as of that date. Notwithstanding the foregoing provisions of this subsection, if a Participant continues in the employ of the Employers and Affiliates after his Required Beginning Date (as defined in The Mead Retirement Plan), the amount of his Section 415 Excess Benefit shall be recomputed as of the last day of each Plan Year, beginning with the Plan Year during which the Participant's Required Beginning Date occurs, taking into account amounts previously distributed to him under the Plan. If any such recomputation results in an additional
Section 415 Excess Benefit amount, that amount shall be distributed to him in accordance with paragraph 4.1(b).

      3.2   Unlimited Accrued Benefit.  A Participant's "Unlimited Accrued
            -------------------------
Benefit" as at any date is an amount equal to the amount of his "Accrued Benefit" (as determined in accordance with the provisions The Mead Retirement Plan as of that date), but computed without regard to:

      (a)   the limitations of section 415 of the Code; or

      (b) the amount of any otherwise applicable reduction in the amount of his Accrued Benefit on account of any amount paid or payable:

            (i) to or on account of the Participant under any other "qualified" defined benefit pension plan maintained by any Employer; or

            (ii) to an "alternate payee" (as defined in section 414(p) of the Code).
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      3.3   Qualified Accrued Benefit.  A Participant's "Qualified Accrued
            -------------------------
Benefit" as at any date is an amount equal to the amount of his Accrued Benefit (as determined in accordance with the provisions of The Mead Retirement Plan as of that date), but computed without regard to the amounts described in paragraphs 3.2(b)(i) and (ii) above, and limited in amount as required by the requirements of section 415 of the Code, as set forth in The Mead Retirement Plan.

SECTION 4 - DISTRIBUTION OF SECTION 415 EXCESS BENEFIT
- ------------------------------------------------------
      4.1   Distribution to a Participant.  Subject to the following
            -----------------------------
provisions of the Plan, the "Present Value" (as defined and determined under the provisions of The Mead Retirement Plan) of the amount of a Participant's
Section 415 Excess Benefit shall be distributed to him, in a single lump sum, as soon as administratively feasible (but not more than 6 months) after:

      (a) the date as of which payment of his Pension is made or commenced under The Mead Retirement Plan in the case of a
            Section 415 Excess Benefit attributable to his period of participation ending prior to his Required Beginning Date; or

      (b) the end of the Plan Year in which a right to an additional benefit arises in the case of a Section 415 Excess Benefit attributable to any period of participation beginning on his Required Beginning Date.

Notwithstanding any other provision of the Plan, for purposes of this
Section if a Participant's Section 415 Excess Benefit described in paragraph (a) above is subject to distribution at any date prior to the Participant's Normal Retirement Date, then the amount of that benefit, as otherwise determined in accordance with the provisions of subsection 3.1, shall be reduced to reflect early commencement by application of any reduction factors that are applicable in determining the amount of the Pension payable to him under The Mead Retirement Plan as of that date.

      4.2  Distribution to a Surviving Spouse.  The surviving "Spouse" (as
            ---------------------------------
defined in The Mead Retirement Plan) of a deceased Participant who is entitled to receive a Pre-Retirement Survivor Pension (as defined in The Mead Retirement Plan) shall be entitled to receive a Surviving Spouse Benefit from this Plan in an amount, if any, equal to the Present Value of the monthly Pre-Retirement Survivor Pension that she would have received under the provisions of The Mead Retirement Plan had the Participant's Accrued Benefit under that Plan been an amount equal to the amount of his
Section 415 Excess Benefit. Subject to the following provisions of the Plan, a Spouse's Surviving Spouse Benefit shall be distributed to her, in a single lump sum, as soon as administratively feasible (but not more than 6 months) after the date as of which payment of her Pre-Retirement Survivor Pension is commenced under The Mead Retirement Plan.

      4.3   Distribution in Discretionary Form.  Notwithstanding the provisions
            ----------------------------------
of subsection 4.1 and 4.2, but subject to the following provisions of this subsection, the Committee, in its sole discretion, may direct that the benefits payable in a single lump sum under subsection 4.1 or 4.2 be paid, beginning when otherwise distributed under either of those subsections, to the Participant or Surviving Spouse, as the case may be, in such periodic form as the Committee shall decide. If the Committee exercises the discretion vested in it by the provisions of the foregoing sentence, it may, in its sole discretion, thereafter

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accelerate payments to the recipient if it is determined (as provided below) that the Participant or Spouse, as the case may be, has experienced an "Unforeseeable Emergency" (as defined below), provided that the amount of any such accelerated payment shall not exceed the amount reasonably needed to satisfy the recipient's emergency need. The term "Unforeseeable Emergency" means severe financial hardship to the Participant or Spouse resulting from a sudden and unexpected illness or accident of the Participant or Spouse or of his or her "dependent" (as defined in section 152(a) of the Code), loss of the Participant's or Spouse's property due to a casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant or Spouse, as the case may be. In determining whether an Emergency Distribution should be made consideration may be given to the extent to which his or her Unforeseeable Emergency can be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's or Spouse's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. A determination with respect to whether a Participant or Spouse has experienced an Unforeseeable Emergency shall be made:

      (a) in the case of a Participant employed, or last employed, by an Employer at a salary grade below salary grade 24 (exclusive of an elected officer of an Employer) and of his Spouse, by the Chairperson of the Committee; and

      (b) in the case of a Participant employed, or last employed, by an Employer at salary grade 24 or above or as an elected officer of an Employer and his Spouse, by the Committee.

      4.4   Distribution to a Beneficiary.  If the Committee exercises the
            -----------------------------
discretion vested in it by the first sentence of subsection 4.3 with respect to any distribution payable under subsection 4.1 or 4.2 and the Participant or Spouse dies prior to receiving periodic payments in an aggregate amount equal to the Present Value of his or her Section 415 Excess Benefit or Surviving Spouse Benefit, as the case may be, determined as of the date as of which periodic payments commenced, the undistributed portion of the Present Value shall be distributed, in a single lump sum, to a "Beneficiary" (as defined below) designated by him or her. The term "Beneficiary" means, with respect to any Participant or Spouse, such natural or legal person or persons as may be designated by him (who may be designated contingently or successively). A Beneficiary designation will be effective only when a signed and dated beneficiary designation form is filed with the Committee while the Participant or Spouse is alive, which form will cancel any beneficiary designation form signed and filed earlier. If a Participant or Spouse is not survived by any Beneficiary, the Committee shall make distribution to the legal representative or representatives of the estate of the Participant or Spouse, as the case may be.

      4.5   ECAP Credit in Lieu of Distribution.  With the approval of the
            ------------------------------------
Committee, which approval shall automatically be revoked by the Committee's exercise of its discretion under subsection 4.3, a Participant who is also a Participant in The Mead Corporation Executive Capital Accumulation Plan ("ECAP") may irrevocably elect to waive his right to receive any amount otherwise distributable to him pursuant to the provisions of subsection 4.1 and to have the same amount credited for his benefit and subsequently distributed to him under the terms of the ECAP. An election made by a Participant in accordance with the provisions of this subsection must be in such written form as the Committee shall decide and filed with the Plan Administrator at least one year in advance of the date of the Participant's termination of employment with the Employers and Affiliates. In no event shall this subsection be applicable to any amount distributable to a Participant's surviving Spouse pursuant to the provisions of subsection 4.2.


      4.6   Distribution to Incapacitated Persons.  Notwithstanding any other
            -------------------------------------
provision of the Plan, if a person entitled to a distribution under the Plan is determined by a court of competent jurisdiction to be physically, mentally or legally incapacitated and unable to manage his financial affairs and claim is made by a conservator or other person legally charged by such court with the care of his person, the Committee shall make distributions to such conservator or other person. Any distribution made in accordance with this subsection shall fully acquit and discharge all persons from all further liability on account thereof.

SECTION 5 - DISPUTE RESOLUTION
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      5.1    Notice of Denial.  If any dispute arises with respect to a
             ----------------
Participant, Spouse or Beneficiary (a "Claimant") under the Plan, the Administrator will provide the Claimant with a written notice of its resolution of the dispute setting forth:

            (a) the provisions of the Plan upon which the resolution was based; and

            (b)   an explanation of this claims procedure.

If the Administrator rejects a Claimant's application for failure to furnish certain necessary materials or information, the written notice to the Claimant will explain what additional material is needed and why, and advise the Claimant that he may refile a proper application. In the event that the Administrator fails to take any action on the Claimant's initial application within 90 days after receipt, the application will be deemed denied, and the Claimant's appeal rights under subsection 5.2 will be in effect as of the end of such period.

      5.2    Notice of Appeal.  Within 60 days after the receipt of the
             ----------------
Administrator's notice of resolution, the Claimant may file a written notice of appeal of the resolution with the "Claims Reviewer" (as defined below). In addition, within such appeal period, the Claimant may review pertinent documents at such reasonable times and places as the Claims Reviewer may specify and may submit any additional written material pertinent to the appeal not set forth in the notice of appeal. The appeal shall be determined by the Claims Reviewer, and the Claimant shall be entitled to appear before the Claims Reviewer to present his claim. The term "Claims Reviewer" means:

            (a) in the case of a Participant employed, or last employed, by an Employer at a salary grade below salary grade 24 (exclusive of an elected officer of an Employer) and of his Spouse or Beneficiary, the Benefit Appeals
                  Committee, a committee appointed by the Corporate Benefits Committee of Mead; and

            (b) in the case of a Participant employed, or last employed, by an Employer at salary grade 24 or above or as an elected officer of an Employer and of his Spouse or Beneficiary, the Chairperson of the Committee.

      5.3    Decision on Appeal.  The Benefit Appeals Committee or the
             ------------------
Chairperson of the Committee, as the case may be, will make a written decision on the appeal not later than 60 days after its receipt of the notice of appeal unless special circumstances require an extension of time, in which case a decision will be given as soon as possible, but not later that 120 days after receipt of the notice of appeal. The decision on the appeal will be in writing and shall include specific reasons for the decision, making specific reference to the provision of the Plan upon which the decision was based.

SECTION 6 - AMENDMENT AND TERMINATION
- -------------------------------------
      Mead, by action of the Committee, reserves the right to amend the Plan at any time. The Plan will terminate on the date on which it is terminated by Mead's Board of Directors. Neither an amendment or termination of the Plan shall, of itself, reduce the amount of a Participant's Section 415 Excess Benefit, which amount shall continue to be adjusted from time to time pursuant to the provisions of Section 3 until distributed in accordance with the provisions of Section 4.